EXHIBIT 99.15

Certification Pursuant to Section 1350 of Chapter 63 of Title 18
of the United States Code

I, Thomas M. O’Flynn, Chief Financial Officer of PSEG Energy Holdings LLC, to the best of my knowledge, certify that (i) the Quarterly Report of PSEG Energy Holdings LLC on Form 10-Q for the quarter ended March 31, 2003 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of PSEG Energy Holdings LLC.

/s/ Thomas M. O’Flynn

Thomas M. O’Flynn PSEG Energy Holdings LLC Chief Financial Officer May 2, 2003